                                                 Exhibit 4.3


                    AMENDED AND RESTATED
               MANAGEMENT INCENTIVE PROGRAM OF
                BP AMOCO CORPORATION AND ITS
                 PARTICIPATING SUBSIDIARIES

             (Initially Approved April 22, 1986)

Preamble

     The Management Incentive Program of Amoco Corporation and its Participating Subsidiaries (as approved April 22, 1986 and amended April 25, 1989) shall be effective from April 25, 1989 to the effective date of the merger ("Merger") of Amoco Corporation with a wholly-owned subsidiary of The British Petroleum Company. From and including the effective date of the Merger this Amended and Restated Management Incentive Program of BP Amoco Corporation shall be effective until later amended, superceded or terminated.

1.   Purpose and Effective Date

     The purpose of this Program is to further the interests of BP Amoco Corporation, an Indiana corporation, its Participating Subsidiaries and its shareholder by providing incentives in the form of incentive compensation awards, stock option grants, performance unit grants and restricted stock grants to Employees who contribute materially to the success and profitability of the Corporation and such subsidiaries. Such awards and grants recognize and reward outstanding performances and individual contributions and give key employees and selected employees in middle management who possess valuable experience and skills. This Program also enables the Corporation and its subsidiaries to attract and retain such Employees.

     This  Program  initially  became  effective  upon   its
approval  by the shareholders of Amoco Corporation on  April
22, 1986.

2.   Definitions

     As used in this Program:

     (1) The term "Appropriate Committee" means the Compensation and Organization Committee of the Corporation and its designees (formerly the Directors' Compensation Committee) with respect to Employees who are members of the Board or officers of the Corporation and the Human Resources Committee (formerly Salary Committee) of the Corporation with respect to other Employees.

     (2) The term "Beneficiary" means a person or persons designated by an Employee to receive, in the event of death, any unpaid portion of an incentive compensation award or grant of performance units made to the Employee, any unexercised stock option or Stock Appreciation Right held by the Employee or any Restricted Shares. Any Employee may, subject to such limitations as may be prescribed by the Compensation and Organization Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Corporation, and may revoke such designations in writing. If an Employee fails effectively to designate a beneficiary, then the Employee's estate shall be deemed to be the Employee's beneficiary.

     (3) The term "Board" means the Board of Directors of the Corporation.

     (4)   The  term  "BP Amoco" means BP Amoco  p.l.c.,  an
English public limited company or any successor corporation.

     (5) The term "Corporation" means BP Amoco Corporation, an Indiana corporation or any successor corporation.

     (6)    The  term  "Employees"  refers  to  all  persons
participating,  or  eligible  for  participation,   in   the
Program.

     (7) The term "Fair Market Value Per Share" in reference to Shares means (i) the average of the reported highest and lowest sale prices per Share as reported on the New York Stock Exchange on the date as of which determination is to be made, or (ii) in the absence of reported sales on that date, the average of such reported highest and lowest sale prices per Share on the next preceding date on which reported sales occurred.

     (8) The term "Participating Subsidiary" means (i) any subsidiary of the Corporation more than 50% of the aggregate outstanding voting shares of all outstanding classes and series of which are beneficially owned, directly or indirectly, by the Corporation, and one or more employees of which receive awards or are granted options, performance units or Restricted Shares pursuant to this Program or (ii) any "affiliate" of the Corporation and one or more Employees of which receive awards or are granted options, performance units or Restricted Shares pursuant to this Program. An "affiliate" for purposes of the definition of Participating Subsidiary means any entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. "Control" means direct or indirect ownership of more than 50% or more of the equity of a corporation or the ability through share ownership or otherwise to elect a majority of the board of directors of a corporation.

     (9) The term "Restricted Shares" means Shares which may be issued under the Restricted Stock Grant Plan in
Section 6.

     (10) The term "Retirement" means termination of an Employee's employment by retirement under the normal, mandatory, and applicable disability, age plus service or consent provisions of a retirement plan of the Corporation or of a Participating Subsidiary.

     (11) The term "Shares" means American Depositary Shares of BP Amoco.

     (12) The term "Share Unit" means the right to receive a payment equivalent in value to Share on the date of payment.

     (13) The term "Stock Appreciation Rights" means the rights described in Section 5.13(a).

3.   Eligibility

     Participation in the Incentive Compensation Plan, Incentive Stock Option Plan and Performance Unit Plan included in this Program is limited to key employees of the Corporation and its Participating Subsidiaries, including officers and members of the Board, who in the judgment of the Appropriate Committee contribute materially to the profitability and success of the Corporation. Participation in the Restricted Stock Grant Plan included in this Program is limited to key employees of the Corporation and its Participating Subsidiaries, including officers and members of the Board, and to employees of the Corporation and its Participating Subsidiaries in middle management who at the time of selection are not eligible for regular participation in the Incentive Compensation Plan, Incentive Stock Option Plan or the Performance Unit Plan included in this Program and who, in the judgment of the Appropriate Committee, possess valuable experience and skills and have contributed, and can be expected to continue to contribute, materially to the profitability and success of the Corporation and/or its Participating Subsidiaries.

4.   Incentive Compensation Plan

     4.1. Establishment of Bonus Reserve.

     (a) For each of the calendar years 1987 through 1991 (a "Bonus Year"), the Corporation shall establish an account entitled "Bonus Reserve." Subject to the provisions of
Section 4.3(b), the maximum amount creditable to the Bonus Reserve for any Bonus Year shall not exceed 3% of the amount by which the adjusted earnings for that Bonus Year exceed an amount equal to 7% of the capital employed for that Bonus Year.

     (b) "Adjusted earnings" for any Bonus Year shall be the amount reported as net income in the consolidated statement of income for that Bonus Year included in the
Corporation's annual report to shareholders, plus (i) interest on long-term debt and capitalized leases (including current installments and net of foreign and federal income taxes), (ii) amounts credited to the Bonus Reserve during that Bonus Year (net of federal income taxes), (iii) appropriate adjustments to exclude amounts restored to income during that Bonus Year under Section 4.3(b) and (iv) any adjustments which the Board, in its discretion, may deem appropriate for any significant non-recurring items of income or loss.

     (c) "Capital employed" for any Bonus Year shall be the amount reported in the consolidated financial statements included in the Corporation's annual report to shareholders as of the end of the calendar year preceding that Bonus Year as (i) total capital (including amounts reported as common stock and earnings retained and invested in the business, less cost of treasury stock), plus (ii) long-term debt and capitalized leases (including current installments), and
(iii) any adjustments which the Board, in its discretion, may deem appropriate for any significant changes during that Bonus Year in the amount of total capital or debt, other than changes in total capital arising from earnings and dividend payments.

     (d) The Bonus Reserve shall not be represented by any special or separate fund.

     4.2. Credits to Bonus Reserve.

     (a) As soon as practicable after the end of each Bonus Year, the Corporation's independent accountants shall determine the maximum amount creditable to the Bonus Reserve for that Bonus Year. This determination shall be final.

     (b) The Compensation and Organization Committee may specify an amount less than the maximum as the amount to be credited to the Bonus Reserve for any Bonus Year.

     4.3. Awards from Bonus Reserve.

     (a) As soon as practicable after the amount to be credited to the Bonus Reserve for any Bonus Year has been determined, the Appropriate Committee shall:

          (1) in the case of Employees who were employed by the Corporation for all or any part of a Bonus Year, make all awards for that Bonus Year, and

          (2) in the case of Employees who were employed by Participating Subsidiaries for all or any part of a Bonus Year, recommend awards which may be made to those Employees for that Bonus Year by the respective Participating Subsidiaries by whom they are employed or in appropriate cases make or recommend that other Participating Subsidiaries make such awards, in each case in such amount and in such method of payment, as the Appropriate Committee in its discretion may determine or recommend.

     (b) The aggregate amount of awards so made for any Bonus Year by the Appropriate Committee and the Participating Subsidiaries shall not exceed the balance of the Bonus Reserve for that Bonus Year. The cash value of each award when made shall be the only amount charged against the Bonus Reserve with respect to such award. The portion, if any, of the Bonus Reserve for any Bonus Year which has not been charged with awards by the end of the calendar year in which awards are made shall, upon determination of the Compensation and Organization Committee, be credited either to the Bonus Reserve for the succeeding Bonus Year or to income. In addition, the portion, if any, of the Bonus Reserve established for 1986 under the previous Incentive Compensation Plan of the
Management Incentive Program of the Corporation which has not been charged with awards by the end of 1987 shall, upon determination of the Compensation and Organization Committee, be credited either to the Bonus Reserve for 1987 or to income.

     4.4. Form and Time of Payment of Awards.

     (a) Each award or recommendation for an award, as the case may be, may be made at the discretion of the Appropriate Committee either in cash, in Shares, in Share Units, in a form of substantially equivalent economic value, or partly in one form and partly in one or more other forms. In the case of an award in Shares or Share Units, the number shall be determined by using the Fair Market Value Per Share on the date of the award.

     (b) At the discretion of the Appropriate Committee, awards may provide that payment be made during employment or after Retirement, in full or in part, as soon as practicable after the date of the award or in one or more deferred installments, or in any combination thereof, mandatorily or at the election of Employees.

     (c) The payment of any award shall be subject to such obligations or conditions as the Appropriate Committee may specify in making or recommending the award. Such committee may restrict Shares delivered in payment of an award in such a period or periods of time following delivery as it may deem appropriate.

     (d) In the event of the death of an Employee to whom an award is to be or shall have been made, the award or any portion thereof remaining unpaid shall be paid to such Employee's Beneficiary either in the manner in which payment would have been made had the Employee not died or in such other manner as may be determined by the Appropriate Committee.

     (e) When payment of all or part of an award is deferred in the form of Shares or Share Units, the account of the person to whom the award was made will be credited with an amount per Share equal to the dividends payable on each issued and outstanding Share ("dividend equivalents"). Amounts thus credited shall, in the discretion of the Appropriate Committee, either:

          (1) be paid in cash as and when each such credit shall be made, or

          (2) be credited in Shares or Share Units, with the number determined by using the Fair Market Value Per Share on the date of the dividend payment and delivered in such form and at such time or times as may be determined by the Appropriate Committee.

     (f) When payment of all or part of an award is deferred in cash, the Appropriate Committee may provide that the account of the person to whom the award was made shall be credited with amounts equivalent to interest ("interest equivalents"). Amounts thus credited shall be at the rate determined by the Compensation and Organization Committee.

     (g) Payment of any unpaid installment of an award may, for good cause, be accelerated at the direction or upon the recommendation of the Appropriate Committee in its sole discretion.

     (h) Any award payable in Shares may, in the discretion or on the recommendation of the Appropriate Committee, be paid in cash, on each date on which payment in Shares would otherwise have been made, in an amount equal to the Fair Market Value Per Share on each such date, multiplied by the number of Shares which would otherwise have been paid on such date.

     (i) Share Units may be awarded in accordance with the following terms and conditions and such other terms and conditions as the Appropriate Committee may impose:

          (1) The number of Share Units awarded with respect to any award shall be the number determined by using the Fair Market Value Per Share on the date of the award.

          (2) Any award made in Share Units may, in the discretion or on the recommendation of the Appropriate
     Committee, be paid in Shares on each date on which payment in cash would otherwise be made.

     (j) In lieu of the foregoing forms of payment of awards, the Appropriate Committee may specify or recommend any other form of payment which it determines to be of substantially equivalent economic value to the cash value of the award including, without limitation, forms involving payments to a trust or trusts for the benefit of one or more Employees.

     (k) Payment of dividend equivalents, interest equivalents and amounts equal to increases in market value in respect of Shares, of Share Units, or of any other securities, and increases or decreases in market value of such Shares or securities transferred under the Plan, shall not be deemed to reduce or increase the amount of any award or to effect a reduction or increase in the Bonus Reserve.

     4.5. Payment of Awards.

     Each payment of an award that is to be made in cash shall be from the general funds of the company making the payment. Each payment of an award in Shares shall be made according to terms determined by the Board.

5.   Incentive Stock Option Plan

     5.1. Shares Subject to Option.

     Except as otherwise provided in Section 8, no more than 8,000,000 Shares in the aggregate may be sold pursuant to options granted under this Plan. The Shares to be offered under this Plan will be offered upon terms determined by the Board. Options shall be granted only in respect of Shares or the appropriate number of ordinary shares of BP Amoco.

     5.2. Grants of Options.

     (a) In the case of Employees who are members of the Board or officers of the Corporation, options shall be granted only in accordance with the recommendations of the Compensation and Organization Committee and, in the case of other Employees, only in accordance with the recommendations of the Salary Committee. Options shall be granted by the Corporation except as otherwise determined by the Appropriate Committee.

     (b) No option shall be granted after December 31, 1991.

     5.3. Types of Options.

     Options granted to Employees may be either of a type that meets the requirements of any provision of the Internal Revenue Code of 1954, as amended from time to time ("statutory options"), or of a type that does not meet such requirements ("non-statutory options"), if otherwise consistent with the provisions of this Plan as in effect from time to time. Statutory options granted under this Plan may be issued as "incentive stock options" as defined in Section 422A(b) of such Code; provided that the aggregate Fair Market Value (determined as of the date the option is granted) of the stock for which any Employee may be granted an incentive stock option in any calendar year shall not exceed $100,000 plus any unused limit carryover to such year permitted by Section 422A(c)(4) of such Code.

     5.4. Restrictions on Grants.

     No option shall be granted to any Employee within twenty-four (24) months preceding the Employee's mandatory retirement date.

     5.5. Option Price.

     The option price per Share shall be that recommended by
the  Appropriate Committee, but shall not be less than  100%
of the Fair Market Value Per Share on the date the option is granted.

     5.6. Period of Option.

     The expiration date of each option shall be that recommended by the Appropriate Committee. In no event shall the expiration date be later than ten (10) years after the date an option is granted.

     5.7. Restrictions on Transfer.

     Options and any rights or privileges pertaining thereto shall not be transferable other than by will or the laws of descent and distribution or as provided in Section 2(2) and shall be exercisable during the Employee's lifetime only by him or his guardian or legal representative.

     5.8. Required Period of Employment.

     Before any part of an option may be exercised by the Employee to whom it is granted, such Employee must complete a period of continuous employment immediately following the date on which the option is granted, which period shall be that recommended by the Appropriate Committee. In no event shall the required period of continuous employment be less than twenty-four (24) months.

     5.9. Exercise of Option.

     After completion of the required period of employment, an option may be exercised according to its terms during the balance of the option period. The option may be exercised only by the Employee to whom it is granted, except as otherwise provided in Section 5.7 and 5.10.

     5.10.     Termination of Employment.

     If an Employee to whom an option is granted ceases to be employed either by the Corporation or by a Participating Subsidiary before the option is exercised, then the option shall terminate at the time the Employee ceases to be so employed, except that:

          (1) If the Employee dies while employed either by the Corporation or a Participating Subsidiary and after completion of the required period of continuous employment following the date the option was granted, then the option shall be exercisable by the Beneficiary of the Employee, but only within the period specified in the option grant which shall not be later than one
     (1) year after the date of the Employee's death and, in any event, not later than the expiration date of the option.

          (2) If the Employee retires after completion of the required period of continuous employment following the date the option was granted, the option shall be exercisable by the Employee, but only within the period specified in the option grant which shall not be later than the expiration date of the option. If an Employee, to whom this Section 5.10(2) is applicable, dies before the expiration of the period specified in the option grant during which the option may be exercised, and without having exercised the option, then the option shall be exercisable by the Beneficiary of the Employee during the remainder of such specified period but only within one (1) year after the date of the Employee's death and, in any event, not later than the expiration date of the option.

     5.11.     Payment for Shares.

     Shares purchased upon exercise of an option shall be paid for in full at the time the option is exercised.

     5.12.     Other Provisions.

     The option may contain such other terms, provisions and conditions as may be recommended by the Appropriate Committee so long as those terms, provisions and conditions are not inconsistent with the provisions of this Plan.

     5.13.     Stock Appreciation Rights.

     (a) Stock Appreciation Rights may be granted in connection with all or part of any option granted under this Plan, either at the time of the grant of such option or at any time thereafter during the term of the option, and shall entitle the holder of the related option to the extent unexercised, upon exercise of the Stock Appreciation Rights and surrender of the related option (or applicable portion thereof), to receive a number of Shares, or cash, determined pursuant to Section 5.13(b). Such option shall, to the extent so surrendered, thereupon cease to be exercisable.

     (b) Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as shall from time to time be determined or recommended by the Appropriate Committee, and to the following terms and conditions:

          (1)    Stock   Appreciation   Rights   shall    be
     exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate shall be exercisable.

          (2) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed a period of continuous service with the Corporation or a Participating Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted, which period shall be determined or recommended by the Appropriate Committee and shall be a period of at least six months.

          (3) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value Per Share on the date of such exercise shall exceed the option price per Share of the related option, multiplied by the number of Shares in respect of which the Stock Appreciation
     Rights shall have been exercised. All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, in the discretion of the Appropriate Committee, be settled by the payment of cash equal to the aggregate value of the Shares (or a fraction of a Share) that would otherwise be delivered under the preceding sentence of this Section 5.13(b)(3).

          (4) Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution or as provided in Section 2(2) and shall be exercisable during the Employee's lifetime only by him or his guardian or legal representative.

     (c) To the extent that Stock Appreciation Rights shall be exercised, the option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitation set forth in Section 5.1.

     5.14.      Surrender of Non-Statutory Option  Following
Death.

     Following the death of an Employee, the Corporation may at its discretion, upon the request of such Employee's Beneficiary who holds an exercisable non-statutory option and in consideration for the surrender of such option, pay the amount by which the Fair Market Value Per Share on the date of such request shall exceed the option price per Share multiplied by the number of Shares as to which the request is made. The number of Shares subject to options so surrendered shall be charged against the maximum number set forth in Section 5.1.

6.   Restricted Stock Grant Plan

     6.1. Shares Subject to Awards.

     Except as otherwise provided in Section 8, the maximum number of Restricted Shares which may be issued under this Plan ("Restricted Shares") shall be 530,000 Shares. The Shares which may be issued under the Plan shall be issued upon terms determined by the Board.

     6.2. Awards of Restricted Shares.

     (a) The Appropriate Committee shall from time to time in its discretion select the Employees who are employed by the Corporation who shall participate in the Plan and determine the number of Restricted Shares to be made subject to each award and the terms and conditions of each such award. In the case of Employees who are employed by a Participating Subsidiary, the Appropriate Committee shall recommend the Employees to participate in the Plan, the number of Restricted Shares to be made subject to each award and the terms and conditions of each such award. No Employee shall have any right to participate in the Plan unless and until so selected or recommended. Any Employee selected or recommended to participate during any one period shall not by virtue of such participation participate for any other period unless and until selected or recommended to participate for such other period. Grants of Restricted Shares shall be made by the Corporation or a Participating Subsidiary, as the Appropriate Committee shall determine to be appropriate.

     (b) No Restricted Shares shall be awarded under the Plan after December 31, 1991.

     (c) Each award of Restricted Shares shall be evidenced by a written agreement which shall contain such terms and conditions consistent with the Plan as the Appropriate Committee may, in its sole discretion, determine or recommend, as the case may be.

     6.3. Terms and Conditions of Restrictions.

     (a) Shares issued or transferred to an Employee as an award of Restricted Shares shall be subject to the following restrictions:

          (1) none of the Restricted Shares may be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise specifically provided, during the Restriction Period (as defined in Section 6.5); and

          (2)   all  of  the  Restricted  Shares  shall   be
     forfeited and all rights of the Employee to such Restricted Shares shall terminate without any payment of consideration by the Corporation if the Employee fails to remain in the continuous employment of the Corporation or a Participating Subsidiary for such period as the Appropriate Committee shall designate in accordance with Section 6.5, whether due to resignation, voluntary retirement or termination for cause.

     (b) Upon and following the date Restricted Shares are issued to an Employee (except following a forfeiture of the Restricted Shares as set forth above in this Section 6.3 and in Section 6.7), the Employee shall have all of the rights of a shareholder including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares.

     6.4. Certificates for Shares.

     (a) As soon as practicable after the receipt by the Corporation or a Participating Subsidiary of an award agreement executed by the Employee as provided in Section
6.2 and of a stock power endorsed by the Employee in blank with respect to the Restricted Shares covered by the agreement, unless a later date for issuance of stock certificates is provided in the award agreement, the Corporation shall cause to be issued a stock certificate, registered in the name of the Employee, evidencing the Restricted Shares awarded by the agreement. Unless such certificate is deposited with a custodian pursuant to
Section 6.4(b) below, each such certificate shall bear a restrictive legend to the following effect:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Restricted Stock Grant Plan of Amoco Corporation and its Participating Subsidiaries and an Agreement entered into between the registered owner of such
     shares   and   Amoco  Corporation   or   one   of   its
     Participating Subsidiaries. A copy of the Plan and Agreement is on file in the office of the Secretary of Amoco Corporation, 200 East Randolph Drive, Chicago, Illinois 60601."

     Such legend shall not be removed from any stock certificate evidencing such Restricted Shares until the lapse or release of the restrictions imposed pursuant to
Section 6.3(a) on such Restricted Shares.

     (b) As an alternative to delivering any stock certificate pursuant to Section 6.4(a) above and in lieu of the legend on any certificate provided in Section 6.4(a), each certificate in respect of Restricted Shares awarded hereunder, together with a stock power relating to such Restricted Shares, shall be deposited by the Corporation with a custodian to be designated by the Corporation. The Corporation shall cause such custodian to issue to the Employee a receipt evidencing any Restricted Shares held by it registered in the name of such Employee.

     (c) The Employee shall not be deemed for any purpose to be, or have any rights as, a holder with respect to any Restricted Shares awarded except if, as and when the Restricted Shares are issued and then only from that date. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Restricted Shares are issued.

     (d) As soon as practicable after the lapse or release of the restrictions imposed pursuant to Section 6.3(a) on any such Restricted Shares, the Corporation shall cause to be issued in the Employee's name shares evidencing the Restricted Shares with respect to which the restrictions have lapsed or been released, free of restrictions.

     6.5. Restriction Period.

     The restrictions set forth in Section 6.3(a) shall lapse with respect to any award at such time as to all
Restricted  Shares, or from time to time as to part  of  the
Restricted Shares, in each case after not less than two years, as the Appropriate Committee in its sole discretion shall designate or recommend, as the case may be, at the time of award of the Restricted Shares (the "Restriction Period"). The restrictions set forth in Section 6.3(a) shall lapse at the end of the applicable Restriction Period or upon the earlier occurrence of an event described in
Section 6.6.

     6.6. Lapse of Restrictions.

     (a) In the event that the employment of an Employee is terminated prior to the lapse of restrictions on Restricted Shares by reason of death or involuntary retirement, the restrictions on all Restricted Shares awarded to such Employee shall lapse on the date of such termination.

     (b) The Appropriate Committee shall have the authority to accelerate or recommend the acceleration of the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide, in its discretion, that, by reason of changes in applicable tax or other laws or other material changes in circumstances arising after the date of the award, such action is in the best interests of the Corporation and equitable to the Employee.

     6.7. Section 83(b) Election Prohibited.

     Each Employee shall agree at the time of an award, and as a condition thereof, that he will not in the year of grant make an election under Section 83(b) of the Internal Revenue Code of 1954, as amended, to include in gross income the value of any Restricted Shares at the date of grant. If an Employee makes such an election, all Restricted Shares awarded to such Employee shall be forfeited.

7.   Performance Unit Plan

     7.1. Grants of Performance Units.

     (a) In the case of key employees who are members of the Board or officers of the Corporation, performance units shall be granted by the Corporation in accordance with the recommendations of the Appropriate Committee.

     (b) No performance units shall be granted after December 31, 1991.

     (c) In determining the number of performance units to be granted to an Employee, the Appropriate Committee shall take into account an Employee's responsibility level, performance, salary, incentive compensation awards, stock option grants and such other considerations as it deems appropriate. The amount payable to an Employee with respect to a grant of performance units shall not exceed 0.75 times the sum of the Employee's base annual rate of salary at the end of the performance period plus the amount of the then most recent incentive compensation award made to the Employee.

     7.2. Performance Measures and Performance Periods.

     (a) Performance units may be granted to an Employee contingent upon the future performance of the Corporation, which may include performance relative to a group of selected companies in the industry. The Compensation and Organization Committee shall establish the applicable performance measure or measures and the time period over which such performance shall be measured. Performance measures may be used singly or in combination, and different performance measures may be used for different performance periods. A performance period shall not be shorter than three years. The applicable performance measure shall be established by the end of the first year of each performance period but may be subject to such later revisions as the Compensation and Organization Committee shall deem appropriate.

     (b) Each performance measure shall be related to such items as the Corporation's earnings per share, return on assets, return on shareholders' equity or such other measures related to the Corporation's performance as the Compensation and Organization Committee shall determine. To the extent that a performance measure is either not achieved or is exceeded, a proportionate amount, either less or more than the grant amount of a performance unit, may be earned, subject to such limitations, if any, as the Compensation and Organization Committee may determine.

     7.3. Termination of Employment.

     A grant of performance units to an Employee shall terminate for all purposes if the Employee does not remain continuously in the employ of the Corporation or a Participating Subsidiary at all times during the first two years of a performance period. An Employee whose employment terminates after the second year of a performance period may receive such portion of the payment of the Employee's grant at the end of the performance period as the Compensation and Organization Committee may determine.

     7.4. Payment of Grants.

     (a) Payment with respect to performance units will be made promptly after the end of the performance period established when such units were granted or such later date or dates as the Compensation and Organization Committee shall determine. Payment may be made in cash, in Shares, in Share Units, in a form of substantially equivalent economic value, or partly in one form and partly in one or more other forms, all at the discretion of the Compensation and Organization Committee.

     (b) The Compensation and Organization Committee may determine to make payment with respect to performance units in one or more installments or to permit each Employee to elect to receive payment with respect to performance units in one or more installments under rules established by the Compensation and Organization Committee. In the event of payments in installments, the provisions of Section 4.4(c) through (g) with respect to incentive compensation awards shall apply to grants of performance units.

     (c) Amounts payable with respect to any grant of performance units shall be subject to such adjustment, in light of the Corporation's relative performance in the industry and such factors as acquisitions and divestitures, regulatory or legislative changes, accounting changes or other circumstances, as the Compensation and Organization Committee deems appropriate.

     7.5. Nontransferability.

     No grant of performance units under this Plan shall be transferable otherwise than by will or the laws of descent and distribution or by Beneficiary designation as provided in Section 2(2).

8.   Effect of Changes in Capitalization

     In the event of a recapitalization, stock split, stock dividend or other change in capitalization affecting the Shares (or underlying securities), an appropriate adjustment shall be made by the Board in the number of Shares (or underlying securities) issuable under the Restricted Stock Grant Plan, the number of Shares and the option price of Shares which are, or may become, subject to options granted or to be granted under the Incentive Stock Option Plan, the number of Shares or Share Units awarded but not yet paid under the Incentive Compensation Plan and, to the extent applicable, the number of performance units granted but not yet paid and any related performance measure under the Performance Unit Plan.

9.   Relationship of Management Incentive Program to Benefit
     Plans

     The amount charged against the Bonus Reserve with respect to each award to an Employee under the Incentive Compensation Plan included in this Program shall be eligible for inclusion in the Employee's earnings base for the purpose of determining the benefits to which the Employee is entitled under retirement, savings, employee stock ownership plan, group life insurance and long-term disability plans of the Corporation or a Participating subsidiary. To the extent that such amount exceeds the amount that may be properly included for purpose of the Corporation's or Participating subsidiary's qualified Retirement Plan and qualified Savings Plan, benefits relating to such excess may be paid by the Corporation or Participating Subsidiary under one or more supplemental plans of like type. No other income of an Employee attributable to this Program shall be included in the Employee's earnings for purposes of any benefit plan in which the Employee may be eligible to participate.

10.  Effect of Program On Right to Continued Employment  and
     Interest In Particular Property

     Neither the existence of this Program nor any incentive compensation award or option, performance units or Restricted Shares granted pursuant to it shall create any right to continued employment of any Employee by the Corporation or any Participating Subsidiary. No person shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or of any Participating Subsidiary or in any particular Share or Shares (other than Restricted Shares held by a custodian) by virtue of any incentive compensation award, unpaid installment thereof, or grant of stock options, performance units or Restricted Shares.

     This Program shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or employee benefits to employees generally, or to any class or group of employees, such as and without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, insurance or health care plans. Any such arrangements may be authorized by the Corporation and/or its Participating Subsidiaries and payment thereunder made independently of this Program.

11.  Administration

     11.1.     Compensation and Organization Committee.

     The Compensation and Organization Committee is authorized to interpret and administer this Program, and to establish general criteria and precedents for the terms and conditions of awards under the Program. Except as otherwise provided in this Program, the Compensation and Organization Committee may designate persons and entities other than its members to carry out its responsibilities under this Program.

     11.2.     Finality of Determinations.

     Determinations of the Board, the Compensation and Organization Committee, the Human Resources Committee, and the designees of those committees, within their respective areas of authority under the provisions of this Program, shall be final.

12.  Amendment and Discontinuance

     12.1.     Amendments.

     The Board may amend the Program (i) so that options, grants or awards theretofore or thereafter granted or made under the Program shall meet the requirements of any provision applicable thereto as the result of amendment subsequent to 1998 of the Internal Revenue Code and adoption or amendment of regulations thereunder, (ii) in response to changes in securities laws, or rules, regulations or regulatory interpretation thereof, applicable to the Program or other applicable laws, rules or regulations, or (iii) for any other reason, except that no amendment may affect an Employee's rights under any option, grant or award (subject to any conditions or contingencies included in such option, grant or awards) granted or made prior to such amendment without such Employee's consent.

     12.2.     Discontinuance.

     The Board may suspend or discontinue the Program in whole or in part, but any such suspension or discontinuance shall not affect incentive compensation awards made or options, performance units or Restricted Shares granted prior thereto.

13.  Compliance With Applicable Legal Requirements

     No certificate for Shares or other securities distributable pursuant to the Program shall be issued and delivered unless the issuance of such certificates complies with all applicable legal requirements including, without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the requirements of the exchanges on which Shares or other securities may, at the time, be listed and applicable United Kingdom law.

As amended and restated January 4, 1999.